Agreement on Transfer of Equity Interest

Transferor (hereunder "Party A") :
ZHANG, Ping
Passport No.: G44863315

Transferee (hereunder "Party B") :
Kang Min Global Holdings Limited
Certificate of Incorporation No.: 208836

After fully and friendly negotiation, "Party A and Party B" have now entered into this agreement, and the terms reached are as follows:

1. "Party A" is currently a major shareholder of the company named "ABV Consulting Inc." listed in U.S. OTC Markets (Abbrev: ABVN), holding 4,750,000 shares.

2. ABVN currently owes U.S. professional teams a fee of US Dollars Thirty Nine Thousand Two Hundred (US$39,200.-). The details are as follows:

   - Legal fees - US$10,000
   - CPA and auditor fees - US$27,400
   - Securities Agency Fee - US$1,800

3. "Party A" is unable to pay the above-said debts [Term# 2] due to financial problems, and now agrees to transfer all of its ABVN stocks (i.e. 4,750,000 shares) to "Party B".

4. "Party B" agrees to obtain the stocks transferred by "Party A" (i.e. 4,750,000 shares) by paying the above-said debts [Term# 2].

5. This agreement is effective after being signed by "Party A and Party B". The original copy of this agreement is signed in duplicate. "Both Party" will hold one copy after signing.

Transferor (Party A):

ZHANG, Ping
Date: 24/6, 2020

Transferee (Party B):

For and on behalf of
Kang Min Global Holdings Limited
康民環球控股有限公司

Authorized Signature(s)

Kang Min Global Holdings Limited
Date: 24/6, 2020